Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AIR Global PLC of our report dated March 27, 2026 relating to the financial statements of AIR Global PLC (formerly “AIR Holdings Limited”), which appears in AIR Global PLC’s Registration Statement on Form F-1 (File No. 333- 298609).

/s/ PricewaterhouseCoopers Limited Partnership Dubai Branch Dubai, United Arab Emirates

November 6, 2026